As filed with the Securities and Exchange Commission on June 3, 2025
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RANGER ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	81-5449572
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10350 Richmond, Suite 550
Houston, Texas 77042
(713) 935-8900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ranger Energy Services, Inc. Amended and Restated 2017 Long Term Incentive Plan
(Full title of the plan)
Stuart N. Bodden
President, Chief Executive Officer and Director
Ranger Energy Services, Inc.
10350 Richmond, Suite 550
Houston, Texas 77042
(713) 935-8900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jonathan B. Newton
King & Spalding LLP
1100 Louisiana, Suite 4100
Houston, TX 77002
(713) 751 3200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated Filer ☐
Smaller reporting company ☒	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (“Registration Statement”) relates to the registration of an additional 1,000,000 shares (the “Shares”) of Class A common stock, $0.01 par value per share, of Ranger Energy Services, Inc., (the “Registrant”). The Shares are of the same class and relate to the same employee benefit plan, as those registered pursuant to the Registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission on August 17, 2017 (Registration No.: 333-220018), May 30, 2019 (Registration No.: 333-231818) and June 1, 2022 (Registration No.: 333-265359) (together, the “Prior Registration Statements”), with respect to the Registrant’s Ranger Energy Services, Inc. Amended and Restated 2017 Long Term Incentive Plan. On May 9, 2025, the Registrant’s stockholders approved an amendment and restatement of the Ranger Energy Services, Inc. 2017 Long Term Incentive Plan (as amended and restated, the “Plan”) to increase the number of shares available under the Plan and to extend the term of the Plan to May 9, 2035. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits and Financial Statement Schedules
The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Ranger Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8‑K (File No. 001‑38183) filed with the Commission on August 22, 2017).

4.2
Amended and Restated Bylaws of Ranger Energy Services, Inc. adopted October 26, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8‑K (File No. 001‑38183) filed with the Commission on October 31, 2023).

5.1*	Opinion of King & Spalding LLP.
23.1*	Consent of Grant Thornton, LLP.
23.2*	Consent of King & Spalding LLP (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
99.1
Ranger Energy Services, Inc. Amended and Restated 2017 Long Term Incentive Plan (incorporated herein by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2025).

107*	Filing Fee Table.
*    Filed herewith
_____________________________________________________________________________________

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on June 3, 2025.

Ranger Energy Services, Inc.

By:	/s/ Stuart N. Bodden
Name: Stuart N. Bodden
President, Chief Executive Officer and Director

Power of Attorney
Each of the undersigned officers and directors of Ranger Energy Services, Inc. hereby constitutes and appoints Stuart N. Bodden and Melissa K. Cougle, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom shall be authorized to act with or without the other, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement of Ranger Energy Services, Inc. on Form S-8, and any other registration statement relating to the same offering (including any and all amendments and supplements thereto (including any and all prospectus supplements and post-effective amendments)), and all documents or instruments necessary or appropriate to enable Ranger Energy Services, Inc. to comply with the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, appropriate, advisable or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the dates indicated.

Signature	Title	Date

/s/ Stuart N. Bodden
Stuart N. Bodden	President, Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2025
/s/ Melissa K. Cougle
Melissa K. Cougle	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 3, 2025
/s/ Michael Kearney
Michael Kearney	Chairman of the Board of Directors	June 3, 2025
/s/ Brett T. Agee
Brett T. Agee	Director	June 3, 2025
/s/ Carla Mashinski
Carla Mashinski	Director	Juen 3, 2025
/s/ Krishna Shivram
Krishna Shivram	Director	June 3, 2025
/s/ Sean Woolverton
Sean Woolverton	Director	June 3, 2025